Contact:

David D. Sgro

Chief Financial Officer

Quartet Merger Corp.

212-319-7676

FOR IMMEDIATE RELEASE

QUARTET MERGER CORP. ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

New York, NY, October 29, 2013 – Quartet Merger Corp. (NASDAQ: QTETU) (the “Company”) announced today that its Registration Statement on Form S-1 (SEC File No. 333-191129) was declared effective by the Securities and Exchange Commission. The closing of the Company’s initial public offering of 8,400,000 units is expected to be consummated on or about November 1, 2013. Each unit will consist of one share of common stock and one right to receive one-tenth of one share of common stock automatically upon consummation of the Company’s initial business combination and will be sold at an offering price of $10.00 per unit for aggregate gross proceeds of $84,000,000. EarlyBirdCapital, Inc. acted as the lead managing underwriter of the initial public offering. The offering is being made only by means of a prospectus, copies of which may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, 27th Floor, New York, NY 10016, Attn: Aimee Bloch, 212-661-0200.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 28, 2013. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Quartet Merger Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although it is very likely that the Company’s target will want to be a public reporting company.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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